Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
P.F. Chang’s China Bistro, Inc.:
We consent to the incorporation by reference in the registration statements No, 333-56618 on Form S-3 and Nos. 333-134213, 333-132410, 333-122408, 333-116372, 333-98665 and 333-73035 on Form S-8, of P.F. Chang’s China Bistro, Inc. of our reports dated February 13, 2007, with respect to the consolidated balance sheet of P.F. Chang’s China Bistro, Inc, and subsidiaries as of December 31, 2006, and the related consolidated statements of income, common stockholders’ equity, and cash flows for the year then ended, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006, annual report on Form 10-K of P.F. Chang’s China Bistro, Inc.
As discussed in Note 1 to the consolidated financial statements, effective January 2, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No, 123R, Share-Based Payments,
/s/ KPMG LLP
Phoenix, Arizona
February 13, 2007

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